Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Sunoco Partners LLC Long-Term Incentive Plan, Amended and Restated as of December 1, 2015, of Sunoco Logistics Partners L.P., of our report dated March 1, 2013, with respect to the consolidated financial statements of Sunoco Logistics Partners L.P. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
December 3, 2015